UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

MINDSPEED TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Mindspeed Technologies, Inc. sent the following by email to its U.S. employees.
Dear Mindspeed Employee:
You should have received by now, through the US mail, a notice of Internet availability of proxy materials and/or printed proxy materials for our 2009 annual meeting of stockholders. The proxy materials contain five proposals on which stockholders are being asked to vote. The Mindspeed Board of Directors is recommending a vote FOR each of the five proposals and I would like to encourage you to follow our Board’s recommendation.
While each one of the proposals is important to Mindspeed’s business, two of the proposals also directly impact Mindspeed employees:
•	Proposal 3 will increase the number of authorized shares reserved for issuance under our 2003 Long-Term Incentives Plan. Approval of this proposal will enable us to continue to award stock options, restricted stock and other equity grants to employees and new hires. If this proposal is not approved, the Board believes it would severely limit our ability to use equity compensation to attract, motivate and retain employees.

•	Proposal 5 will grant the Board of Directors the authority to implement a stock option exchange program in which eligible employees (excluding directors and certain executive officers) will be offered the opportunity to exchange their eligible stock options with higher exercise prices for new stock options with expected lower exercise prices.
Each of these proposals, as well as our other proposals, is set forth in the proxy statement, which you should review. The proxy statement and our 2008 annual report to stockholders are available at http://investors.mindspeed.com/proxy.
If you have already voted your shares, I thank you. If you have not yet voted, I encourage you to review the proxy materials and vote, no matter how many shares you own. Your vote is VERY important.
You may submit your vote via the Internet at www.proxyvote.com or by telephone (1-800-579-1639) by following the instructions contained in your proxy card, notice of Internet availability of proxy materials or voting instruction form. You may have received more than one notice, proxy card and/or voting instruction form depending on where your shares are held. Please be sure to vote each notice, proxy card and/or voting instruction form you received to ensure that all of your shares are voted.
For those employees who hold shares through our 401(k) plan or have shares of unvested restricted stock, but have not voted the shares, we have arranged for a proxy card to be mailed to the home address we have on file for you. The proxy card should be arriving early to mid next week.

For those employees who hold shares through a brokerage account, and have either not received proxy materials or no longer have proxy materials, please call your broker as soon as possible to request proxy materials. You should be aware that some brokerage firms will permit you to vote over the phone by contacting their proxy department. If your shares are held through a Fidelity brokerage account, you can contact them at 1-800-544-9354.
If you are having difficulty requesting proxy materials, please send an e-mail to our Stock Administration Department at stock.admin@mindspeed.com or leave a message at 949-579-4525.
With this vote being so very important to us, we have also engaged with a proxy solicitation firm, Georgeson, Inc. Their job is to proactively contact stockholders to solicit votes on our proposals. If you do receive a call from a Georgeson representative, you can be assured they are working on behalf of Mindspeed and its Board of Directors.
Thank you for supporting these important proposals.
Raouf Halim